                                                                    EXHIBIT 23.1


                         Consent of Independent Auditors

We consent to incorporation by reference in the Registration Statement (Form S-8 No.33-48090) of Pacer Technology of our report dated August 18, 2000, with respect to the consolidated financial statements and schedule of Pacer Technology and subsidiaries included in the Annual Report (Form 10-K) for the year ended June 30, 2000.

ERNST & YOUNG LLP

/s/ ERNST & YOUNG LLP

Riverside, California
September 22, 2000